UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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NORTHWESTERN MUTUAL SERIES FUND, INC.

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NORTHWESTERN MUTUAL SERIES FUND, INC.

Large Company Value Portfolio

Mid Cap Value Portfolio

Inflation Protection Portfolio

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

May 25, 2010

To the Contract Owners:

We are writing to notify you of a recent change involving the Large Company Value Portfolio, Mid Cap Value Portfolio and Inflation Protection Portfolio (the “Portfolios”) of the Northwestern Mutual Series Fund, Inc. (the “Fund”).

American Century Investment Management, Inc. (“American Century”) currently serves as investment sub-adviser to the Portfolios. On February 16, 2010, there was a deemed “change of control” of American Century’s parent company, American Century Companies, Inc. As a result of this change of control, which is described in more detail in the attached Information Statement, the investment sub-advisory agreements in place with respect to the Portfolios terminated by operation of law.

To ensure the continuity of the investment sub-advisory services provided by American Century to the Portfolios, the Fund’s Board of Directors has approved a new investment sub-advisory agreement (the “New Sub-Advisory Agreement”) between American Century and Mason Street Advisors, LLC, the Portfolios’ investment adviser, on behalf of the Portfolios. Mason Street Advisors, LLC continues to serve as the Portfolios’ investment adviser.

I encourage you to read the attached Information Statement, which provides information about American Century and the New Sub-Advisory Agreement, and discusses the factors that the Fund’s Board of Directors considered in approving the New Sub-Advisory Agreement. The Information Statement does not require any action by you.

Sincerely,

PATRICIA L. VAN KAMPEN
President
Northwestern Mutual Series Fund, Inc.

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NORTHWESTERN MUTUAL SERIES FUND, INC.

Large Company Value Portfolio

Mid Cap Value Portfolio

Inflation Protection Portfolio

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

INFORMATION STATEMENT

May 25, 2010

On February 25, 2010, the Board of Directors (“Board” or “Directors”) of the Northwestern Mutual Series Fund, Inc. (“Series Fund”) approved a new Investment Sub-Advisory Agreement (“New Sub-Advisory Agreement”) between Mason Street Advisors, LLC (“Mason Street Advisors” or “Adviser”), in its capacity as investment adviser to the Series Fund and American Century Investment Management, Inc. (“American Century” or “Sub-Adviser”) relating to the Series Fund’s Large Company Value, Mid Cap Value and Inflation Protection Portfolios (each, a “Portfolio” and collectively, the “Portfolios”). The New Sub-Advisory Agreement was approved by the Board without shareholder approval, pursuant to the terms of an Exemptive Order issued by the Securities and Exchange Commission (“SEC”) to the Series Fund and Mason Street Advisors.

This Information Statement discusses the factors the Directors considered in connection with their approval of the New Sub-Advisory Agreement with American Century on behalf of the Portfolios. It also describes generally the terms of the New Sub-Advisory Agreement.

This Information Statement is being provided to shareholders in lieu of a proxy statement pursuant to the terms of the Exemptive Order. The Information Statement will be mailed on or about May 25, 2010, to contract owners with an allocation to the Large Company Value Portfolio, the Mid Cap Value Portfolio and/or the Inflation Protection Portfolio as of February 25, 2010 (record date).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

Series Fund

The Series Fund is a mutual fund that offers its shares in 27 separate investment portfolios, including the Large Company Value Portfolio, the Mid Cap Value Portfolio and the Inflation Protection Portfolio. All of the outstanding shares of the Series Fund are held by The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”), either in its general account or in the separate investment accounts used for its variable annuity contracts and variable life policies. Although you are not a shareholder of the Series Fund, all or part of the net considerations or premiums and accumulated amounts under your variable annuity contract or variable life insurance policy are invested in shares of the Series Fund through NML Variable Annuity Account A, NML Variable Annuity Account B, NML Variable Annuity Account C, Northwestern Mutual Variable Life Account or Northwestern Mutual Variable Life Account II. You are receiving this Information Statement because you have directed Northwestern Mutual to allocate all or a portion of your investment to the Large Company Value Portfolio, the Mid Cap Value Portfolio and/or the Inflation Protection Portfolio as of February 25, 2010.

Adviser and Sub-Adviser

Mason Street Advisors serves as investment adviser to the Mid Cap Value Portfolio pursuant to an Amended Investment Advisory Agreement between the Series Fund and Mason Street Advisors dated April 30, 2007, and as investment adviser to the Large Company Value and Inflation Protection Portfolios pursuant to an Investment Advisory Agreement between the Series Fund and Mason Street Advisors dated April 30, 2007, as amended May 3, 2007 (collectively, “Advisory Agreements”). Prior to February 16, 2010, American Century served as investment sub-adviser to the Mid Cap Value Portfolio pursuant to an Investment Sub-Advisory Agreement with Mason Street Advisors dated November 4, 2008 and, with respect to the Large Company Value and Inflation Protection Portfolios, pursuant to an Investment Sub-Advisory Agreement with Mason Street Advisors dated April 30, 2007 (collectively, the “Prior Agreements”).

Change of Control

American Century is a wholly-owned subsidiary of American Century Companies, Inc. (“ACC”). ACC’s certificate of incorporation provides for three classes of common stock: Class A, Class B and Class C. Class A common stock represents one vote per share; Class B common stock represents 10,000 votes per share; and Class C common stock has no voting rights. Class B shares are entitled to elect 75% of ACC’s board of directors. A trust (the “Trust”) holds Class B shares that represent approximately 40% of the combined voting power of ACC’s common stock. Prior to February 16, 2010, James E. Stowers, Jr. served as the trustee of the Trust. Pursuant to the trust agreement governing the Trust, as trustee of the Trust, Mr. Stowers had the ability to vote and dispose of Class B shares owned by the Trust. Under Section 2(a)(9) of the Investment Company Act of 1940 (the “1940 Act”), Mr. Stowers’ control of greater than 25% of the voting securities of ACC created a presumption that he controlled ACC.

On February 16, 2010 (the “Termination Date”), Mr. Richard W. Brown succeeded Mr. Stowers as the trustee of the Trust. Under the 1940 Act, the change in trustee of the Trust may technically be considered a change of control of ACC and therefore a change of control of American Century. As required by Section 15 of the 1940 Act, each of the Prior Agreements provides for its automatic termination in the event of an assignment. Any change of control of American Century or its parent company may result in an assignment, as defined by the 1940 Act. As previously described, on the Termination Date, there was a deemed change of control of American Century’s parent company, ACC, which caused an “assignment” of the Prior Agreements, and resulted in their automatic termination.

Board Action Pursuant to Exemptive Order

Pursuant to an Exemptive Order issued to Mason Street Advisors and the Series Fund by the SEC, Mason Street Advisors is permitted to hire, terminate or replace sub-advisers to the Series Fund’s portfolios, including the Large Company Value Portfolio, the Mid Cap Value Portfolio and the Inflation Protection Portfolio, and to modify material terms and conditions of sub-advisory agreements relating to the portfolios, without shareholder approval, subject to certain conditions and the approval of the Board. Consistent with the terms of the Exemptive Order, and to ensure the continuity of the investment sub-advisory services provided by American Century to the Portfolios after the aforementioned terminations, at a meeting of the Board held on February 25, 2010, the Directors, including a majority of the Directors who are not “interested persons” (as that term is defined in the 1940 Act) of the Series Fund or Mason Street Advisors (“Independent Directors”), re-appointed American Century to serve as the sub-adviser for the Large Company Value Portfolio, the Mid Cap Value Portfolio and the Inflation Protection Portfolio and approved the New Sub-Advisory Agreement effective as of the Termination Date.

The Series Fund and Mason Street Advisors have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within 90 days of the date a newly hired sub-adviser begins providing services, the affected shareholders will be notified of the change. This Information Statement provides the required notice and contains information about American Century and the New Sub-Advisory Agreement.

SUB-ADVISORY AGREEMENT

At a meeting of the Board held on February 25, 2010, the Directors, including the Independent Directors, unanimously approved an Investment Sub-Advisory Agreement between Mason Street Advisors and American Century relating to the Large Company Value Portfolio, the Mid Cap Value Portfolio and the Inflation Protection Portfolio. Information about American Century is located below, under “MANAGEMENT.”

Board Consideration of the New Sub-Advisory Agreement

In determining whether to approve the New Sub-Advisory Agreement on behalf of the Portfolios, the Directors requested and received detailed information from Mason Street Advisors and American Century to assist them in their evaluation, including information compiled by certain independent providers of evaluative data. The Independent Directors also received a memorandum from their counsel advising the Directors of their responsibilities in connection with the approval of the New Sub-Advisory Agreement and summarizing the legal standards governing the review of the Agreement. In addition, during the course of their deliberations, the Independent Directors had the opportunity to meet privately without representatives of Mason Street Advisors and American Century present, and were represented throughout the process by legal counsel to the Independent Directors.

The material factors and conclusions that formed the basis for the Board’s determination to approve the New Sub-Advisory Agreement with respect to the Portfolios include those discussed below. In addition to the information provided to them at the February 25, 2010 meeting, the Directors considered their experience with and knowledge of the nature and quality of services previously provided by American Century to the Portfolios, their interactions with representatives of American Century and its affiliates and their discussions with representatives of Mason Street Advisors. The Directors evaluated a variety of information they deemed relevant. No one particular factor was identified as controlling, but rather it was a combination of all the factors and conclusions that formed the basis for the determinations made by the Directors.

Nature, Extent and Quality of Services. The Directors evaluated the nature, scope, extent and quality of services to be provided by American Century with respect to the Portfolios. The Directors considered American Century’s investment personnel and in particular the experience of the portfolio managers of each of the Portfolios. The Directors also considered the breadth and depth of experience of American Century in managing other accounts using a similar investment strategy, including other mutual funds using substantially similar strategies. The Directors’ considerations included information about American Century’s organization and the tenure, experience, performance and depth of American Century’s investment management team. The Board noted in particular that the approval of the New Sub-Advisory Agreement would not result in any changes with respect to the management of the Portfolios, the level of service provided by American Century or the personnel providing such services. Finally, the Board took into consideration American Century’s general reputation and the resources available to be committed in managing the Portfolios. Based on their review of these factors and other factors deemed relevant, the Directors concluded that they were satisfied with the nature, extent and quality of services to be provided by American Century with respect to the Portfolios, and the resources to be committed by American Century in providing such services.

Investment Performance. The Directors reviewed the investment performance of each of the Portfolios over a variety of time periods. In addition to absolute performance for each Portfolio for both short and long-term periods, the Directors considered (i) a comparison of each Portfolio’s one-, three- and five-year (as applicable) performance to the returns of appropriate peer groups created by an independent research firm, certain benchmarks and indices, and to the performance averages of each Portfolio’s respective Morningstar and Lipper categories for the same periods, (ii) the Morningstar overall star rating for each Portfolio, if available, and (iii) the Morningstar and the Lipper rankings for the one-, three- and five-year (as applicable) periods. The Directors evaluated each Portfolio’s performance against these peer groups and industry benchmarks and indices, and viewed this information as providing an objective comparative benchmark against which they could assess the performance of the Portfolios. The Directors also considered the performance of accounts managed in a similar manner by American Century. In connection with their evaluation of the performance of the Portfolios, the Directors also took into consideration the risk profile for each Portfolio over the short and long term relative to its performance. The Directors also considered American Century’s knowledge and experience as a value manager and their experience with the investment capabilities of American Century. Based on these and other factors deemed relevant, the Board concluded that it was satisfied with the experience and capabilities of American Century and the personnel who would continue to be associated with the Portfolios.

Management Fees and Other Expenses. In evaluating the management fees paid by the Portfolios, the Directors considered the actual and contractual fees paid by the Portfolios. The Directors also considered a comparison of the actual and contractual management fees of the Portfolios and those of an independently selected peer group of mutual funds for the Portfolios. The Directors considered that the fee schedules for the Portfolios contained breakpoints, and that the fee schedules and breakpoints evidenced an appropriate sharing of economies of scale between each Portfolio and Mason Street Advisors. The Directors further considered the total operating expenses of each Portfolio, and a comparison of those expenses with each Portfolio’s respective peer group. The fact that the Advisory Agreements require Mason Street Advisors to be responsible for many of the administrative and operational expenses, in addition to the investment management expenses, of the Portfolios was also considered. The Directors did not consider the management fees charged to other Mason Street Advisors clients as particularly relevant, because such accounts were managed for affiliates of Mason Street Advisors and, as such, those accounts were priced based on different factors and considerations and, in some instances, had investment objectives and policies different than the Portfolios. The Directors considered the comparative data as a guide to help assess the reasonableness of each Portfolio’s advisory fee, although they acknowledged that it was difficult to make precise comparisons with other funds since the exact nature of services provided by peers is often not apparent. The Directors also separately considered the allocation between Mason Street Advisors and American Century of each Portfolio’s investment advisory fee (i.e., the amount of the advisory fee retained by Mason Street Advisors relative to that paid to American Century as a sub-advisory fee). They determined that the allocation was reasonable and the product of arm’s length negotiation between Mason Street Advisors and American Century.

In considering the level of management fees, the Directors also considered the structure and size of the Portfolios, the expenses assumed by Mason Street Advisors, the existing expense cap arrangements agreed to by Mason Street Advisors for the Portfolios and the amounts waived or reimbursed by Mason Street Advisors under such agreements. Based on their review of the management and other expenses, the comparative data, and other factors deemed relevant by the Directors, the Directors concluded that the management fees and total operating expenses of the Portfolios were reasonable in relation to the nature, scope and quality of services to be provided.

Costs and Profitability. The Directors considered Mason Street Advisors’ pricing methodology for its services as investment adviser and for the products of which the Portfolios are investment options. The Directors considered profitability information provided by American Century with respect to the Portfolios. Also considered was the financial condition of Mason Street Advisors and information concerning Mason Street Advisors’ costs and profitability with respect to its relationship with the Portfolios in general as well as in light of the sub-advisory fees negotiated with American Century. In connection with its review of the profitability of Mason Street Advisors’ services to the Portfolios, the Directors also considered services provided by affiliates of Mason Street Advisors. The Directors also received information on Mason Street Advisors’ and American Century’s soft dollar arrangements, as well as on policies for allocating brokerage and research services, and any other benefits to Mason Street Advisors, American Century or their respective affiliates arising from the Portfolios.

The Directors recognized that there are limitations inherent in allocating costs and calculating profitability for an organization such as Mason Street Advisors, and that it is difficult to make comparisons of profitability among investment advisers and clients because comparative information is not generally publicly available and, when available, such information has been developed using a variety of assumptions and other factors. Based on their review of the profitability analysis for the Portfolios, the Directors concluded that they were satisfied that Mason Street Advisors’ level of profitability from its relationship with the Portfolios was not excessive.

Other Information. The Directors were presented with other information intended to assist them in their consideration of the approval of the New Sub-Advisory Agreement, including information about the services provided by affiliates of Mason Street Advisors, pending or recent litigation or regulatory actions to which American Century or its affiliates may have been a party, and American Century’s response to those actions, reports from Mason Street Advisors on its review of the compliance program of American Century, the inclusion of American Century in various distribution programs of affiliates of Mason Street Advisors, and information regarding portfolio turnover, business continuity, codes of ethics, and business structure and history.

Conclusions of the Directors. Based on a consideration of all information they deemed relevant in its totality, the Board, including the Independent Directors, and assisted by the advice of legal counsel independent of Mason Street Advisors, in the exercise of its business judgment concluded that it was in the best interests of the Portfolios to approve the New Sub-Advisory Agreement between Mason Street Advisors and American Century.

Description of the New Sub-Advisory Agreement

Under the terms of the New Sub-Advisory Agreement, American Century shall manage, subject to the supervision of the Board and the Adviser: (i) the investment operations for each Portfolio’s assets by specific investment style agreed upon by the Adviser and the Sub-Adviser from time to time, and (ii) the composition of such assets, including the purchase, retention and disposition thereof, in accordance with each Portfolio’s investment objectives, policies and restrictions as stated in the Series Fund’s prospectus and statement of additional information. American Century will also perform certain other administrative and compliance related functions in connection with the management of the Portfolios, including the maintenance of records relating to its services and the provision of periodic reports to the Adviser and the Board. For ease of reference, the Prior Agreements were combined into one agreement; however, the terms of the New Sub-Advisory Agreement, including the compensation paid by the Adviser to American Century, are identical to the terms of the Prior Agreements.

The New Sub-Advisory Agreement was approved through September 30, 2010. Thereafter, a continuance will require the annual approval of the Board, including the Independent Directors. The New Sub-Advisory Agreement may be terminated at any time, without payment of penalty by (i) by the vote of a majority of the Board or the vote of the majority of the outstanding voting securities of the Portfolios; (ii) the Adviser, upon not less than 30 nor more than 60 days’ prior written notice; or (iii) American Century, upon not less than 60 days’ written notice to the Portfolios and the Adviser. The New Sub-Advisory Agreement will terminate automatically in the event of its assignment, except as otherwise provided by applicable law or the Exemptive Order, or upon the termination of the Advisory Agreements.

The New Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard of its obligation and duties thereunder, American Century will not be liable for any act or omission in connection with its activities as sub-adviser to the Portfolios.

MANAGEMENT

Mason Street Advisors

The investment adviser for the Portfolios is Mason Street Advisors, a wholly owned subsidiary of Northwestern Mutual. Mason Street Advisors’ address is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Mason Street Advisors provides its extensive institutional and fixed income expertise to Northwestern Mutual and certain of its affiliates, The Northwestern Mutual Foundation, and Northwestern Mutual’s pension plan assets for employees and financial representatives. As of March 31, 2010, Mason Street Advisors had over $98 billion in assets under management.

Pursuant to the Advisory Agreements, subject to the supervision of the Board, Mason Street Advisors manages the investment and reinvestment of the assets of the Series Fund’s portfolios and determines the composition of the assets of the portfolios, including the purchase, retention or sales of the securities and cash contained in the portfolios. In so doing, the Adviser may hire one or more sub-advisers to carry out the investment program of the Series Fund. The Adviser also administers the Series Fund’s corporate affairs, and in connection therewith, furnishes, at its expense, all necessary office facilities, equipment and personnel for managing the Series Fund’s affairs and investments and keeping the Series Fund’s records.

Each Portfolio pays a monthly fee for investment advisory services to the Portfolio at an annual rate based on a percentage of the aggregate average daily net asset values of the Portfolio, as set forth in the table below. The Adviser has contractually agreed to waive its investment advisory fee and/or reimburse certain expenses for the Portfolios as referenced below to the extent necessary so that each Portfolio’s total operating expenses (excluding taxes, brokerage, other investment-related costs, interest and dividend expenses and charges and extraordinary expenses) on an annualized basis do not exceed, after the waiver, the percentage of average net assets specified below (the “Expense Cap”). After giving effect to the expense limitation agreements, the Adviser received investment advisory fees as stated below for the fiscal year ended December 31, 2009.

Portfolio	Investment Advisory Fee	Expense Cap	Investment Advisory Fees Received
Large Company Value	0.72% on first $100 million of net assets 0.67% on next $150 million of net assets 0.62% on net assets exceeding $250,000	0.80%	$249,263
Mid Cap Value	0.85% of net assets	1.00%	$657,770
Inflation Protection	0.58% on first $100 million of net assets 0.55% on next $150 million of net assets 0.49% on net assets exceeding $250,000	0.65%	$495,547

The Advisory Agreements provide that the Adviser will not be liable for any act or omission or any loss suffered by the Portfolios in connection with the matters to which the Advisory Agreements relate, except for a loss resulting from the Adviser’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties under the Advisory Agreements. The Advisory Agreements will continue in effect only so long as such continuance is specifically approved at least annually in conformity with the 1940 Act. The Advisory Agreements may be terminated at any time without payment of penalty by (i) a vote of the Board or by the vote of a majority of the voting securities of any portfolio, upon 60 days’ written notice to the Adviser; or (ii) the Adviser, upon 90 days’ written notice to the Series Fund. The Advisory Agreements will terminate automatically upon their assignment.

The Advisory Agreements were last approved by the Board, including a majority of the Independent Directors, on February 25, 2010. The beneficial shareholders of the Series Fund last approved the Advisory Agreement relating to the Mid Cap Value Portfolio on February 20, 2007 and the Advisory Agreement relating to the Large Company Value and Inflation Protection Portfolios on May 3, 2007.

The following chart lists the directors and principal executive officers of Mason Street Advisors and their principal occupations. The address for each, as it relates to that person’s position with Mason Street Advisors, is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Name	Position with Adviser	Principal Occupation
Mark G. Doll	Chairman	Executive Vice President and Chief Investment Officer of Northwestern Mutual
Chris Bauer	Director	Retired
Jefferson V. DeAngelis	Director and President	Senior Vice President – Public Markets of Northwestern Mutual

Several officers of the Series Fund are also officers and/or employees of the Adviser. These individuals and their respective positions are: Patricia L. Van Kampen serves as President of the Series Fund, and Vice President – Equities of the Adviser; Jefferson V. DeAngelis serves as Vice President – Investments of the Series Fund, and President of the Adviser; and Kate M. Fleming serves as Vice President – Operations of the Series Fund, and Treasurer and Vice President – Operations of the Adviser. Michael W. Zielinski serves as Chief Compliance Officer for both the Series Fund and the Adviser. The address of each executive officer of the Series Fund is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

American Century

American Century, a wholly-owned subsidiary of ACC, is located at 4500 Main Street, Kansas City, Missouri 64111, and has been managing mutual funds since 1958. It is responsible for managing the investments of the Large Company Value Portfolio, the Mid Cap Value Portfolio and the Inflation Protection Portfolio of the Series Fund and directing the purchase and sale of their investment securities. As of March 31, 2010, American Century’s assets under management were approximately $90 billion.

ACC is a privately held corporation. The Stowers family and affiliates control ACC by virtue of their ownership of a majority of ACC’s voting stock.

The following chart lists the directors and principal executive officers of American Century and their principal occupations. The address for each, as it relates to that person’s position with American Century, is 4500 Main Street, Kansas City, Missouri 64111.

Name	Position with Sub-Adviser	Principal Occupation
James E. Stowers, Jr.	Director	Founder, Co-Chairman and Director, ACC. Also serves as Director, American Century, American Century Global Investment Management, Inc. (“ACGIM”), American Century Services, LLC (“ACS”), American Century Investment Services, Inc. (“ACIS”) and other ACC subsidiaries.
Jonathan Thomas	Director, Executive Vice President	President and Chief Executive Officer, ACC. Also serves as: President, Chief Executive Officer and Director, ACS; Executive Vice President, American Century and ACGIM; Director, ACIM, ACGIM, ACIS and other ACC subsidiaries.
Enrique Chang	President, Chief Executive Officer and Chief Investment Officer	President, Chief Executive Officer and Chief Investment Officer of ACIM and ACGIM.

American Century provides investment advisory services to the funds listed below, which have investment objectives and strategies similar to those of the Portfolios. While the investment objectives and strategies of the funds listed below may be similar to those of the Portfolios, the nature of services provided by American Century may be different. For example, American Century provides sub-advisory services to the Portfolios, while it provides investment advisory services to the certain of the funds listed below. As a sub-adviser, American Century may perform a more limited set of services and assume fewer responsibilities for the Portfolios than it does for such funds.

Fund	Assets Managed as of March 31, 2010	Actual Management Fee Received for the Year Ended December 31, 2009 ($)	Effective management Fee for the Year Ended December 31, 2009 (as a percentage of average daily net assets)
The following fund is managed pursuant to a similar investment strategy to the Inflation Protection Portfolio
American Century VP Inflation Protection Fund	$1,151,278,057	$4,673,794	0.48%

The following funds are managed (or in some cases, a portion of the fund’s assets is managed) pursuant to a similar investment strategy to the Large Company Value Portfolio
American Century Large Company Value Fund	$1,267,083,710	$9,468,427	0.79%
American Century VP Large Company Value Fund	$6,625,850	$46,933	0.87%
American Century NT Large Company Value Fund	$308,141,795	$1,225,156	0.64%
Transamerica American Century Large Company Value VP	$428,865,853	$1,417,422	0.38%
VALIC Core Value Fund (Large Company Value Sleeve)	$61,780,976	$234,254	0.45%

The following funds are managed (or in some cases, a portion of the fund’s assets is managed) pursuant to a similar investment strategy to the Mid Cap Value Portfolio
American Century Mid Cap Value Fund	$637,859,872	$3,444,925	0.99%
American Century VP Mid Cap Value Fund	$331,199,589	$2,418,703	0.91%
American Century NT Mid Cap Value Fund	$137,805,477	$690,472	0.80%
ING American Century Small-Mid Cap Value Portfolio (Mid Cap Value Sleeve)	$64,935,981	$219,692	0.64%
MML Mid Cap Value Fund	$402,960,706	$1,440,084	0.45%
NVIT Multi-Manager Mid Cap Value Fund	$261,578,199	$575,935	0.45%

SHARES OUTSTANDING AND OWNERSHIP OF SHARES

All of the outstanding shares of the Portfolios are held by Northwestern Mutual for its general account and for its separate investment accounts used for variable annuity contracts and variable life insurance policies. The following tables show the allocation of shares of the Portfolios among the general account and the separate investment accounts as of March 31, 2010. All shares are owned of record.

Large Company Value Portfolio

General Account	26,463,373	shares	36.7%
NML Variable Annuity Account A	4,330,032	shares	6.0%
NML Variable Annuity Account B	41,048,570	shares	56.9%
NML Variable Annuity Account C	264,046	shares	0.4%
Northwestern Mutual Variable Life Account	—	shares	0.0%
Northwestern Mutual Variable Life Account II	—	shares	0.0%

Total	72,106,021	shares	100.0%

Mid Cap Value Portfolio

General Account	—	shares	0.0%
NML Variable Annuity Account A	3,793,535	shares	3.9%
NML Variable Annuity Account B	60,001,005	shares	61.8%
NML Variable Annuity Account C	412,480	shares	0.4%
Northwestern Mutual Variable Life Account	32,486,223	shares	33.4%
Northwestern Mutual Variable Life Account II	442,481	shares	0.5%

Total	97,135,724	shares	100.0%

Inflation Protection Portfolio

General Account	27,250,693	shares	24.5%
NML Variable Annuity Account A	8,190,761	shares	7.4%
NML Variable Annuity Account B	75,217,886	shares	67.8%
NML Variable Annuity Account C	329,495	shares	0.3%
Northwestern Mutual Variable Life Account	—	shares	0.0%
Northwestern Mutual Variable Life Account II	—	shares	0.0%

Total	110,988,835	shares	100.0%

The amount owned by the Directors or officers as a group is less than 1% of each of the Portfolios.

AFFILIATED BROKERAGE TRANSACTIONS

For the most recently completed fiscal year, the Board had authorized the Adviser and sub-advisers to place portfolio orders for the Series Fund with J.P. Morgan Securities, Inc. (“J.P. Morgan”), which is an affiliate of the Series Fund by virtue of J.P. Morgan’s affiliation to American Century. This authorization is subject to all applicable legal requirements, including procedures adopted by the Board. The following table shows the commissions paid by the Series Fund, in the aggregate, to J.P. Morgan, as well as the percentage of the aggregate brokerage commissions paid, for the fiscal year ended December 31, 2009.

	Dollar Amount of Commissions	Percentage of Aggregate Brokerage Commissions
All Series Fund Portfolios	$448,860	5.81%
Large Company Value Portfolio	547	0.01%
Mid Cap Value Portfolio	8,578	0.11%
Inflation Protection Portfolio	560	0.01%

DISTRIBUTION

The Series Fund has no principal underwriter or distributor. The Series Fund sells it shares directly to Northwestern Mutual’s insurance company separate accounts to fund variable annuity and variable life insurance products issued by Northwestern Mutual.

OTHER INFORMATION

Annual and Semi-Annual Reports

Free copies of the Series Fund’s current annual and semi-annual reports may be obtained by writing to Northwestern Mutual, 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or calling the following toll-free telephone number: 1-888-455-2232.

Shareholder Proposals

The Series Fund is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Series Fund must be received by the Series Fund within a reasonable time before the Series Fund’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The Series Fund will not pay the expenses in connection with this Information Statement. Mason Street Advisors and/or an affiliate will pay the expenses, including the printing, distribution, legal fees and out-of-pocket expenses.